UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2018

ConvergeOne Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38053	81-4619427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 Highway 149 Eagan, MN	55121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 321-6227

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On November 6, 2018, ConvergeOne Holdings, Inc., a Delaware corporation (the “Company” or “ConvergeOne”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with PVKG Merger Sub, Inc., a Delaware corporation (“Purchaser”), and PVKG Intermediate Holdings Inc., a Delaware corporation (“Parent”). The board of directors of the Company (the “Company Board”), based on the unanimous recommendation of the special transaction committee of the Company Board, has unanimously approved the Merger Agreement and has agreed not to solicit alternative transactions, subject to customary exceptions.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Purchaser will commence a tender offer (the “Offer”) no later than November 20, 2018, to acquire all of the outstanding shares of common stock of the Company, $0.0001 par value per share (the “Shares”), at a purchase price of $12.50 per Share in cash (the “Offer Price”), without interest and subject to any required withholding of taxes.

The obligation of Purchaser to purchase Shares tendered in the Offer is subject to the conditions set forth in the Merger Agreement, including that the number of Shares validly tendered in accordance with the terms of the Offer and not properly withdrawn, when considered together with all other Shares (if any) otherwise beneficially owned by Parent or any of its wholly owned subsidiaries (including Purchaser), would represent one Share more than 50% of the total number of Shares, including Shares issuable in respect of options or warrants of the Company that were exercised prior to the expiration of the Offer (the “Minimum Condition”). For purposes of calculating whether the Minimum Condition has been met under the Merger Agreement, the Shares held by the Rollover Employees (as defined below) that will roll over into shares of PVKG Investment Holdings Inc. as described below will be deemed included. Purchaser’s obligation to consummate the Offer is not subject to a condition that any financing be received by Purchaser for the consummation of the transactions contemplated by the Merger Agreement.

Following the completion of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). Purchaser will effect the Merger after consummation of the Offer pursuant to Section 251(h) of the Delaware General Corporation Law. At the effective time of the Merger (the “Effective Time”), Shares not accepted for purchase pursuant to the Offer (other than Shares held by Parent, Purchaser, any other direct or indirect wholly owned subsidiary of Parent, the Company (or held in the Company’s treasury) or by stockholders of the Company who have perfected their statutory rights of appraisal under Delaware law and Shares held by the Rollover Employees (as defined below) that will roll over into shares of PVKG Investment Holdings Inc. as described below) will each be converted into the right to receive an amount in cash equal to the Offer Price (the “Merger Consideration”), without interest and subject to any required withholding of taxes.

As of the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, Parent, Purchaser or the Company, each option to purchase Shares that is then outstanding and unexercised as of immediately before the Effective Time, whether vested or unvested, will be cancelled, extinguished and terminated for no consideration or payment.

As of the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, Parent, Purchaser or the Company, each Company warrant that is outstanding and unexercised as of immediately before the Effective Time (including pursuant to the outstanding unit purchase option agreement with EarlyBird Capital LLC) will be canceled, and the holder thereof will then become entitled to receive solely, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment equal to the product of (a) the number of Shares for which such Company warrant would have converted to had it been exercised and (b) the excess, if any, of the Merger Consideration over the exercise price per share of such Company warrant. Any Company warrant that has an exercise price that is greater than or equal to the Merger Consideration will be canceled at the Effective Time for no consideration or payment.

The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature. From the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, the Company has agreed to operate its business in the ordinary course and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement.

In connection with the Merger and the transactions contemplated thereby, certain members of management (the “Rollover Employees”) will roll over a portion of the proceeds they would have otherwise received at the closing into shares of PVKG Investment Holdings Inc., the direct parent of Parent pursuant to a rollover agreement with the Rollover Employees. The Company is not a party to any such rollover agreement.

The Merger Agreement includes a remedy of specific performance for the Company, Purchaser and Parent. The Merger Agreement also includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including termination by the Company to accept and enter into a definitive agreement with respect to an unsolicited superior offer, the Company will be required to pay a termination fee of an amount in cash equal to $54.0 million. If the Merger Agreement is terminated by the Company under certain circumstances, including for the failure of Parent to consummate the Offer when required pursuant to the Merger Agreement, then Parent will be required to pay a termination fee of $107.0 million to the Company.

Support Agreement

The Tender and Support Agreement (the “Support Agreement”) requires Clearlake Capital Partners III (Master), L.P. (“Clearlake”), and the other signatories therein to vote the respective Shares they beneficially own to approve and adopt the Merger Agreement and the transactions. Clearlake and the other signatories collectively beneficially owned approximately 68.0% of the Shares outstanding as of November 1, 2018, which reflects the deemed issuance of approximately 2,581,250 Shares to certain stockholders (including Clearlake and certain of the other signatories) following the Company’s achievement of the Earnings Target for fiscal year 2020 as described in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.

Additional Information

The foregoing descriptions of the Merger Agreement and the Tender and Support Agreement are not complete and are qualified in their entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference, and the Tender and Support Agreement, which is attached as Exhibit 99.1 and incorporated herein by reference.

The Merger Agreement and the Support Agreement, and the foregoing description of such agreements, have been included to provide investors and stockholders with information regarding the terms of such agreements. The assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules delivered by the Company to Parent and Purchaser in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties to the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts and circumstances of the Company at the time they were made and should consider the information in the Merger Agreement in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the Securities and Exchange Commission (the “SEC”). Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements, including, but not limited to, statements related to the anticipated consummation of the acquisition of the Company and the timing and benefits thereof, Parent’s strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, expected sources of funding for the acquisition of the Company, anticipated product portfolio, and other statements that are not historical facts, including financial guidance provided by the Company for 2018. These forward-looking statements are based on Parent’s and the Company’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to Parent’s ability to complete the transaction on the proposed terms and schedule; risks associated with acquisitions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; risks related to future opportunities and plans for the acquired company and its products, including uncertainty of the expected financial performance of the acquired company and its products; Parent’s ability to obtain expected financing to consummate the acquisition; disruption from the proposed transaction, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the calculations of, and factors that may impact the calculations of, the acquisition price in connection with the proposed merger and the allocation of such acquisition price to the net assets acquired in accordance with applicable accounting rules and methodologies; and the possibility that if the acquired company does not achieve the perceived benefits of the proposed transaction as rapidly or to the extent anticipated by financial analysts or investors. These risks and uncertainties, among others are described in greater detail in the Company’s filings from time to time with the SEC including: the Company’s Registration Statement on Form S-1, dated March 22, 2018, the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2018 filed with the SEC on November 2, 2018, the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2018 filed with the SEC on May 10, 2018 and the Company’s other periodic reports filed with SEC. Parent and the Company undertake no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in its expectations.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document

2.1	Agreement and Plan of Merger, by and among the Company, Parent, and Purchaser, dated November 6, 2018.

99.1	Form of Support Agreement, by and among Parent and the stockholders named therein, dated November 6, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ConvergeOne Holdings, Inc.

Dated: November 7, 2018	By:	/s/ John A. McKenna, Jr.
John A. McKenna, Jr.
President and Chief Executive Officer

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